SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2003

HAWAIIAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-31443 (Commission File Number)	71-0879698 (IRS Employer Identification Number)

3375 Koapaka Street, Suite G-350 Honolulu, Hawaii (Address of Principal Executive Offices)	96819-1869 (Zip Code)

Registrant’s telephone number, including area code:  (808) 835-3700

Item 5.                    Other Events and Regulation FD Disclosure

On April 15, 2003, Hawaiian Holdings, Inc. (the “Company”) announced that it expects that trading in shares of its common stock will resume on the American Stock Exchange (“AMEX”) and Pacific Exchange (“PCX”) on April 16, 2003 following the filing of the Company’s annual report on Form 10-K with the Securities and Exchange Commission on April 15.  Trading in these shares was halted on March 21, 2003 pending the announcement by Hawaiian Airlines, Inc. (“Hawaiian Airlines”), the Company’s operating subsidiary, that it filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Hawaii, in Honolulu (the “Bankruptcy Court”), In re Hawaiian Airlines, Inc., Case No. 03-00817.  The petition did not cover the Company.

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of the Company and Hawaiian Airlines with respect to certain current and future events and financial performance.  Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of the Company and Hawaiian Airlines which may cause the actual results of the Company and Hawaiian Airlines to be materially different from any future results, expressed or implied, in such forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company and Hawaiian Airlines to continue as a going concern; the ability of Hawaiian Airlines to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of Hawaiian Airlines to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 case; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for Hawaiian Airlines to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; the ability of Hawaiian Airlines to obtain and maintain normal terms with vendors and service providers; the ability of Hawaiian Airlines to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 case on the liquidity or results of operations of the Company and Hawaiian Airlines; the ability of Hawaiian Airlines to fund and execute their business plan; the ability of the Company and Hawaiian Airlines to attract, motivate and/or retain key executives and associates; the ability of Hawaiian Airlines to attract and retain customers; demand for transportation in the markets in which Hawaiian Airlines operates; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of aircraft insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the products of Hawaiian Airlines; and other risks and uncertainties set forth from time to time in the Company’s reports to the U.S. Securities and Exchange Commission.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the various pre-petition liabilities of Hawaiian Airlines and the common stock and/or other equity securities of the Company.  No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that the Company’s equity will be restructured in a manner that will substantially reduce or eliminate any remaining value.  Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 7.                    Financial Statements and Exhibits

(a)           Financial statements of business acquired.

                None.

(b)           Pro forma financial information.

                None.

(c)           Exhibits.

Exhibit Number	Document Description
99.1	News release, dated April 15, 2003.

Item 9.                    Regulation FD Disclosure (Item 12, Disclosure of Results of Operations and Financial Condition)

The following information is being furnished under Item 12, “Disclosure of Results of Operations and Financial Condition.”

On April 15, 2003, the Company issued a news release announcing the Company’s results of operations and financial condition for the year ended December 31, 2002.  A copy of the news release is filed as Exhibit 99.1 to, and is incorporated by reference in, this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: April 15, 2003	By:	/s/ Christine R. Deister
		Name:	Christine R. Deister
		Title:	Executive Vice President, Chief Financial Officer and Treasurer